UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018 (May 25, 2018)

CHINA COMMERCIAL CREDIT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1 Zhongying Commercial Plaza, Zhong Ying Road, Wujiang, Suzhou, Jiangsu Province, China
(Address of principal executive offices)

(86-0512) 6396-0022

(Issuer’s telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 25, 2018, China Commercial Credit, Inc. (the “Company”) entered into certain securities purchase agreements (the “May SPAs”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to sell an aggregate of 982,996shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), at a per share purchase price of $0.78. The net proceeds to the Company from the SPAs Offering will be approximately $750,000.

The May SPAs are part of the subscription the Company received in a private placement offering (the “Offering”) of its Common Stock at a per share purchase price of $0.78 up to an aggregate gross proceeds of two million dollars ($2,000,000) to “non-U.S. Persons” as defined in Regulation S. The Offering shall be on a rolling basis until June 30, 2018 unless the Company extends for an additional 30 days at its sole discretion.

The net proceeds of the Offering shall be used by the Company in connection with the Company’s operation of certain used luxurious car leasing or other related business as approved by the board of directors of the Company.

The parties to the May SPA have each made customary representations, warranties and covenants. The Shares sold pursuant to the May SPA are subject to certain lock-up whereby the 40% of the Share shall be subject to a six-month lock-up from the closing of the May SPA, 30% of the Shares a nine-month lock-up from the closing and the last 30% of the Shares a twelve-months lock-up from the closing.

The form of the SPAs are filed as Exhibit 10.1 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities

On May 29, 2018, the Company issued 658,000 shares of the Company’s Common Stock pursuant to certain to certain securities purchase agreements (the “April SPA”) dated April 28, 2018 with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act. This issuance and sale are exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated thereunder.

On May 29, 2018, the Company issued 982,996 shares of the Company’s Common Stock pursuant to May SPA to certain “non-U.S. Persons” as defined in Regulation S of the Securities Act. This issuance and sale are exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated thereunder.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2018	CHINA COMMERCIAL CREDIT, INC.

	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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